UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 ON
FORM 8-K/A TO
CURRENT REPORT
ON FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2008

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On August 15, 2008, Acorn Energy, Inc. (the “Company”) filed a Current Report on Form 8-K under “Item 1.01— Entry into a Material Definitive Agreement” in connection with the completion of the acquisition (the “Acquisition”) of Coreworx, Inc. (“Coreworx”). Following the Acquisition, Coreworx management completed a reconciliation of Coreworx’s financial statements from Canadian GAAP to US GAAP. As a result of that reconciliation, the Company has determined that “Item 2.01— Completion of Acquisition or Disposition of Assets” is applicable to the reporting of the Acquisition and that audited historical financial statements for Coreworx and pro forma combined financial statements are required to be filed. Accordingly, the Company’s Current Report on 8-K filed on August 15, 2008 is hereby amended and restated in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 13, 2008, the Company entered into and closed an agreement for the acquisition of all of the outstanding capital stock of Coreworx. Coreworx is headquartered in Kitchener, Ontario, Canada, and is engaged in the design and delivery of project collaboration solutions for large capital projects.  In consideration for the Coreworx shares, the Company issued 287,500 shares of its Common Stock. Under the share purchase agreement, a portion of these shares will be held in escrow until one year after the closing.

Prior to the purchase of the Coreworx shares, the Company contributed to the capital of Coreworx $2,500,000 in cash and $3,400,000 aggregate principal amount of its 8% one-year promissory notes. The cash and notes were delivered by Coreworx to the holders of Coreworx’s debentures in full payment and satisfaction of all principal and accrued interest outstanding on such debentures.

Prior to and in contemplation of the completion of the Acquisition, the Company loaned $1,500,000 to Coreworx.

As a result of the transaction, Coreworx is a wholly-owned subsidiary of the Company and will be presented as the Company’s Energy Infrastructure Software segment. In connection with the Acquisition, the Company agreed to implement an option plan for Coreworx employees for up to 20% of the outstanding Coreworx shares. The Coreworx management team will continue in their current positions.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

This Form 8-K/A amends the Form 8-K filed on August 15, 2008 reporting the Acquisition by the Company of all of the issued and outstanding capital stock of Coreworx, Inc.

The following financial statements are included in this report:

(i)
audited financial statements of Coreworx, Inc. as of December 31, 2007 and the related consolidated statements of operations and deficit, and consolidated statement of cash flows for the year then ended and notes thereto; and

(ii)
unaudited financial statements of Coreworx, Inc. as of June 30, 2008 and 2007 and the related consolidated statements of operations and deficit, and consolidated statement of cash flows for the six-month periods then ended and notes thereto.

(b) Pro Forma Financial Information

The unaudited pro forma balance sheet as of June 30, 2008 included in this Report assumes that the Acquisition occurred on June 30, 2008. The unaudited condensed consolidated pro forma statements of operations of the Company for the 12 months ended December 31, 2007 and for the six months ended June 30, 2008 included in this Report assume the Acquisition occurred on January 1, 2007.

The unaudited pro forma condensed consolidated financial statements presented herein are based on the historical financial statements of the Company included with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2008 as filed with the Securities and Exchange Commission and should be read in conjunction therewith. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

Such statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved if the acquisition of Coreworx had occurred on the dates specified, nor are they indicative of the Company’s future operating results.

(d) Exhibits

Exhibits	Description

4.1	Form of Repayment Note issued to Coreworx debenture holders
10.1	Securities Purchase Agreement dated as of August 13, 2008, by and among Coreworx Inc., the debenture holders of Coreworx, the shareholders of Coreworx and Acorn Energy, Inc.
99.1	Financial Statements of Business Acquired
99.2	Pro Forma Financial Information
99.3	Consent of Deloitte & Touche LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of October, 2008.

ACORN ENERGY, INC.

By:	/s/ Michael Barth
Name: Michael Barth Title: Chief Financial Officer